Exhibit 99.2

Apergy Completes Separation from Dover

The Woodlands, Texas, May 09, 2018 – Apergy Corporation (“Apergy”) (NYSE: APY), a leading provider of highly engineered equipment and technologies that help companies drill for and produce oil and gas safely and efficiently around the world, announced today that it has successfully completed its separation from Dover Corporation (“Dover”). As of today, Apergy is an independent public company and will begin “regular-way” trading on the New York Stock Exchange under the symbol “APY.”

“Today marks the beginning of an exciting new chapter for Apergy,” said Sivasankaran “Soma” Somasundaram, President and Chief Executive Officer. “As an independent public company with industry-leading technologies and brands, Apergy is well positioned to pursue strategies that are specific to the drilling and production sectors, and accelerate value creation for both our customers and shareholders.”

Somasundaram is joined by a leadership team with deep knowledge of the oil and gas industry, including:

•	Jay A. Nutt - Senior Vice President and Chief Financial Officer

•	Paul E. Mahoney - President, Production and Automation Technologies

•	Robert K. Galloway - President, Drilling Technologies

•	Syed (“Ali”) Raza - Senior Vice President and Chief Digital Officer

•	Julia Wright - Senior Vice President, General Counsel and Secretary

•	Amy Thompson Broussard - Senior Vice President and Chief Human Resources Officer

•	Shankar Annamalai - Senior Vice President Operations

In connection with the separation, effective at 12:01 a.m. ET today, Dover shareholders were distributed one share of Apergy common stock for every two shares of Dover common stock held as of 5:00 p.m. ET on April 30, 2018, the record date. Approximately 77.3 million shares of Apergy common stock were distributed. Dover did not issue fractional shares of Apergy’s common stock in the distribution.

About Apergy

Apergy is a leading provider of highly engineered equipment and technologies that help companies drill for and produce oil and gas safely and efficiently around the world. Apergy’s products provide efficient functioning throughout the lifecycle of a well - from drilling to completion to production. The company’s Production and Automation offerings consist of artificial lift equipment and solutions, including rod pumping systems, electric submersible pump systems, progressive cavity pumps and drive systems and plunger lifts, as well as a full automation offering consisting of equipment, software and Industrial Internet of Things (“IIoT”) solutions for downhole monitoring, wellsite productivity enhancement and asset integrity management. Apergy’s Drilling Technologies offering provides market leading polycrystalline diamond cutters and bearings that result in cost effective and efficient drilling. For further information about Apergy, visit http://www.Apergy.com.

Forward-Looking Statements:

This press release contains statements relating to future actions and results, which are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, Apergy’s market position and growth opportunities. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, the risk that the anticipated benefits from the distribution may not be fully realized or may take longer to realize than expected; tax and regulatory matters; and changes in economic, competitive, strategic, technological, regulatory or other factors that affect the operation of Apergy’s businesses. You are encouraged to refer to the documents that Apergy files from time to time with the Securities and Exchange Commission, including the “Risk Factors” section of Apergy’s information statement included in its Form 10 registration statement, for a discussion of these and other risks and uncertainties. Apergy undertakes no obligation to update any forward-looking statement, except as required by applicable law.

Investor Contact:

David Skipper – david.skipper@doverals.com – 713-203-8031

Media Contact:

Susan Johnson – susan.johnson@doverals.com – 346-224-0556